UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

CEVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408/514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 28, 2010, the Board of Directors of CEVA, Inc. (the “Company”) unanimously approved the appointment of Gideon Wertheizer, the Company’s Chief Executive Officer, to the board of directors of the Company, effective immediately. Pursuant to his appointment, Mr. Wertheizer will serve as a director until the Company’s annual meeting of stockholders in 2010.

There are no material plans, contracts or arrangements, or any material amendment thereto, between Mr. Wertheizer and the Company to which he is a party or in which he participates that is entered into in connection with his appointment to the board of directors of the Company. No change has been made to Mr. Wertheizer’s current compensation arrangements with the Company as its Chief Executive Officer in connection with his appointment to the board.

There are no related party transactions exceeding $120,000 between Mr. Wertheizer and the Company in which he has a direct or indirect material interest. There have been no material legal proceedings against Mr. Wertheizer over the past five years. There are no family relationships between Mr. Wertheizer and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: January 29, 2010	By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer